PHOENIX INVESTMENT PARTNERS, LTD.

EMPLOYEE STOCK PURCHASE PLAN

1 PURPOSE. The purpose of the Plan is to provide employees of Phoenix Investment Partners, Ltd. and any Designated Parent or Designated Subsidiary with an opportunity to purchase Common Stock of Phoenix Investment Partners, Ltd. through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2    DEFINITIONS.

     a. "Board" shall mean the Board of Directors of Phoenix Investment Partners, Ltd.

     b.   "Code" shall mean the Internal Revenue Code of 1986, as amended.


     c. "Common Stock" shall mean the Common Stock of Phoenix Investment Partners, Ltd.

     d. "Company" shall mean Phoenix Investment Partners, Ltd., any Designated Subsidiary and any Designated Parent.

     e.   "Compensation" shall mean:

          i. In the case of an Employee other than a PXP Wholesaler, the Employee's annual base salary;

          ii. In the case of a PXP Wholesaler, such Employee's wages as reportable on Internal Revenue Service Form W-2 pursuant to
               Section 3401(a) of the Code, which defines wages for purposes of income tax withholding; excluding, however, distributions from a plan of deferred compensation, bonuses that are both discretionary with such Employee's manager and not calculated with reference to sales performance, imputed income, incentive compensation paid under the Management Incentive Plan or the Investment Incentive Plan and any other extraordinary or nonrecurring type of compensation. Notwithstanding the foregoing, the Compensation of a PXP Wholesaler shall include amounts deferred pursuant to
               Section 402(a)(8) of the Code (with respect to cash or deferred arrangements defined in Section 401(k)(2) of the
               Code) and salary reduction contributions made on behalf of such Employee to any cafeteria plan maintained by the Company pursuant to Section 125 of the Code.

     f. "Designated Parent" shall mean any Parent which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

     g. "Designated Subsidiary" shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

     h. "Employee" shall mean any individual who is a common law employee of the Company whose customary employment with the Company is at least twenty_(20) hours per week.

     i.   "Exercise Date" shall mean the last day of each Offering Period.

     j. "Fair Market Value" shall mean, as of any date, the closing sales price for Common Stock (or the closing bid, if no sales were reported) as quoted on the New York Stock Exchange for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

     k.    "Grant Date" shall mean the first day of each Offering Period.

     l. "Offering Period" shall mean a period of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 1 and terminating on the last Trading Day in the period ending the following October 31, or commencing on the first Trading Day on or after November 1 and terminating on the last Trading Day in the period ending the following April 30. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

     m. "Parent" shall mean a corporation, domestic or foreign, which holds not less than 50% of the voting shares of Phoenix Investment Partners, Ltd. or any Parent thereof.

     n.    "Plan" shall mean this Employee Stock Purchase Plan.

     o. "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Grant Date or on the Exercise Date, whichever is lower; PROVIDED, HOWEVER, that the Purchase Price may be increased by the Board pursuant to Section 20.

     p. "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

     q. "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by Phoenix Investment Partners, Ltd. or any Subsidiary thereof.

     r. "Trading Day" shall mean a day on which the New York Stock Exchange is open for trading.

     s. "PXP Wholesaler" shall mean any Employee whose title is Senior Vice President, Investment Consultant, Retail Division or Vice President, Investment Consultant, Retail Division.


3    ELIGIBILITY.

     a. Any Employee of the Company on a given Grant Date shall be eligible to participate in the Plan.

     b. Notwithstanding Section 3(a), no Employee shall be granted an option under the Plan:

         i. To the extent that such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code), immediately after the option is granted, would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company, a Parent or any Subsidiary, or

        ii. To the extent that such Employee's rights to purchase stock under all employee stock purchase plans of the Company, any Parent and any Subsidiary accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4 OFFERING PERIODS. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 1 and November 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter; PROVIDED, HOWEVER, that no Offering Period shall be longer than twenty-seven (27) months.

5    PARTICIPATION.

     a. An eligible Employee (as defined in Section 3 of this Plan) may become a participant in the Plan by completing an enrollment form provided by the Company authorizing payroll deductions and filing it with the Company prior to the applicable Grant Date.

     b. Payroll deductions for a participant shall commence on the first payroll following the Grant Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6    PAYROLL DEDUCTIONS.

     a. At the time a participant files his or her enrollment form, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period.

     b. All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

     c. A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new enrollment form authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the next processed payroll. A participant's enrollment form shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

     d.  Notwithstanding the foregoing, to the extent necessary to comply with
         Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall not resume at the next succeeding Offering Period, unless the participant delivers to the Company a new enrollment form.

7 GRANT OF OPTION. On the Grant Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; subject to the limitations set forth in Sections_3(b) and 11 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The Option shall expire on the last day of the Offering Period.

8 EXERCISE OF OPTION. Unless a participant withdraws from the Plan as provided in Section_10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

9 DELIVERY. Upon a participant's request, the Company shall arrange the delivery to such participant, as appropriate, the shares purchased upon exercise of his or her option. Absent such request, such shares shall be retained in the Participant's account in accordance with the terms and conditions specified in the participant's enrollment form.

10   WITHDRAWAL.

     a. A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company on a form provided by the Company. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

     b. A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11 TERMINATION OF EMPLOYMENT. Upon a participant's ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under
     Section 15 hereof, and such participant's option shall be automatically terminated.

12 INTEREST. No interest shall accrue on the payroll deductions of a participant in the Plan.

13   STOCK.

     a. Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 1.4% of the outstanding shares of Common Stock on August 5, 1999. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

     b. The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

     c. Shares to be delivered to a participant under the Plan shall be registered in the name of the participant.

14 ADMINISTRATION. The Plan shall be administered by the Phoenix Investment Partners, Ltd. Benefit Plans Committee (and any power given in this Plan to the Board may be delegated by the Board to such Committee). The Benefit Plans Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Benefit Plans Committee shall, to the full extent permitted by law, be final and binding upon all parties.

15 DEATH OF PARTICIPANT. In the event of the death of a participant, the Company shall deliver any shares and/or cash held in the participant's account under the Plan to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16 TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with
     Section 10 hereof.

17 USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18 REPORTS. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE.

     a. CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of Phoenix Investment Partners, Ltd., the Reserves, and the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by Phoenix Investment Partners, Ltd.; PROVIDED, HOWEVER, that conversion of any convertible securities of Phoenix Investment Partners, Ltd. shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by Phoenix Investment Partners, Ltd. of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     b. DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of Phoenix Investment Partners, Ltd., the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of Phoenix Investment Partners, Ltd.'s proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in
         Section 10 hereof.

     c. MERGER OR ASSET SALE. In the event of a proposed sale of all or substantially all of the assets of Phoenix Investment Partners, Ltd., or the merger of Phoenix Investment Partners, Ltd. with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a New Exercise Date. The New Exercise Date shall be before the date of the proposed sale or merger of Phoenix Investment Partners, Ltd. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20   AMENDMENT OR TERMINATION.

     a. The Board of Directors of Phoenix Investment Partners, Ltd. may at any time and for any reason terminate or amend the Plan and such action shall be binding upon any Designated Parent or any Designated Subsidiary. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of Phoenix Investment Partners, Ltd. and its stockholders. Except as provided in
         Section 19 and Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), Phoenix Investment Partners, Ltd. shall obtain shareholder approval in such a manner and to such a degree as required.

     b. Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or the Benefit Plans Committee) determines in its sole discretion advisable which are consistent with the Plan.

     c. In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

         i. altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price; and

        ii. shortening any Offering Period so that the Offering Period ends on a New Exercise Date, including an Offering Period underway at the time of the Board action.

     Such   modifications  or  amendments  shall  not  require  stockholder approval or the consent of any Plan participants.

21 NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22 CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of the New York Stock Exchange and shall be further subject to the approval of counsel for Phoenix Investment Partners, Ltd. with respect to such compliance.


23 EQUAL RIGHTS AND PRIVILEGES. All Employees granted options under the Plan shall have the same rights and privileges within the meaning of
     Section 423(b)(5) of the Code.

24 TERM OF PLAN. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.

PHOENIX INVESTMENT PARTNERS, LTD.


EMPLOYEE STOCK PURCHASE PLAN


WITHDRAWAL FORM


The undersigned participant in the Offering Period of the Phoenix Investment Partners, Ltd. Employee Stock Purchase Plan which began on ___________, ____ (the "Grant Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new enrollment form.

Name and Address of Participant:

________________________________

________________________________

________________________________

Signature:

________________________________

Date:___________________________